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                                                                     Exhibit 3.1









                           BALLARD POWER SYSTEMS INC.


                            7,700,000 Common Shares






                             UNDERWRITING AGREEMENT






                                December 11, 2002

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                                                               December 11, 2002



Ballard Power Systems Inc.
9000 Glenlyon Parkway
Burnaby, British Columbia
V5J 5J9

Dear Sirs/Mesdames:

         RBC Dominion Securities Inc. ("RBC DS"), CIBC World Markets Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., TD Securities Inc. and UBS Bunting Warburg Inc. (collectively, the "Underwriters") understand that Ballard Power Systems Inc., a corporation incorporated under the laws of Canada ("Ballard" or the "Company"), proposes to issue and sell a total of 7,700,000 Common Shares of the Company (the "Offered Shares"). The Underwriters also understand that the Company proposes to grant to the Underwriters the option to purchase up to an additional 1,900,000 Common Shares (the "Additional Shares") on the terms and conditions described in Section 2 hereof. The Offered Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The Common Shares of the Company to be outstanding after giving effect to the sales contemplated hereby are herein referred to as the "Common Shares."

         The Underwriters are prepared to purchase the Offered Shares from the Company, subject to the terms and conditions described herein. The obligation of the Underwriters to purchase any Shares shall, in addition to being subject to the other terms and conditions described herein, be conditional on the following steps having been taken within the time frames described below:

         (a) Ballard shall file a preliminary short form prospectus (the "Canadian Preliminary Prospectus") qualifying the distribution of the Offered Shares and the Additional Shares with the British Columbia Securities Commission (the "Reviewing Authority") and the securities regulatory authorities in each of the other provinces of Canada (together with British Columbia, the "Qualifying Provinces"), and shall obtain a Mutual Reliance Review System (the "MRRS") decision document issued by the Reviewing Authority in its capacity as principal regulator, pursuant to the MRRS evidencing that a receipt has been issued for the Canadian Preliminary Prospectus by the securities regulatory authorities in each of Qualifying Provinces (collectively, the "Canadian Securities Commissions") by no later than 4:00 p.m. (Vancouver time) on December 11, 2002;

         (b) Ballard shall file with the United States Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the United States Securities Act of 1933, as amended and the rules and regulations thereunder (collectively, the "Securities Act"), a registration statement (the "Registration Statement") on Form F-10 which includes the Canadian Preliminary Prospectus (with such addition and deletions as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the "U.S. Preliminary Prospectus") by no later than 1:00 p.m. (Vancouver time) on December 11, 2002, or as soon as possible thereafter;

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         (c)      Ballard shall file with the Commission an appointment for
                  agent for service of process upon the Company on Form F-X in conjunction with the filing of the Registration Statement (the "Form F-X");

         (d) Ballard shall use its reasonable efforts to resolve all comments on the Canadian Preliminary Prospectus that are received from the Canadian Securities Commissions as soon as possible after receipt of such comments and on a basis satisfactory to the Underwriters, acting reasonably;

         (e) Ballard shall file a final short form prospectus (the "Canadian Final Prospectus") qualifying the distribution of the Offered Shares and the Additional Shares with the Reviewing Authority and the other Canadian Securities Commissions, and shall obtain an MRRS decision document issued by the Reviewing Authority in its capacity as principal regulator, pursuant to the MRRS evidencing that a receipt has been issued for the Canadian Final Prospectus by each of the Canadian Securities Commissions by no later than 4:00 p.m. (Vancouver time) on December 18, 2002; and

         (f) Ballard shall file with the Commission, in accordance with the provisions of the Securities Act, an amendment to the U.S. Preliminary Prospectus which includes the Canadian Final Prospectus (with such additions and deletions as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (the "U.S. Final Prospectus") by no later than 4:00 p.m. (Vancouver time) on December 18, 2002.

For greater certainty, the parties agree that if Ballard fails to meet the deadlines specified above for any reason whatsoever (including, without limitation, being unable resolve any comments on the Canadian Preliminary Prospectus from the Canadian Securities Commissions on a basis satisfactory to the Underwriters, acting reasonably, within the time frames described above), the Underwriters shall be entitled to exercise the termination rights provided for in Section 9(a) hereof.

1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

         (a) The Company meets the general eligibility requirements for use of Form F-10 under the Securities Act and is eligible to file short form prospectuses under National Instrument 44-101 of the Canadian Securities Administrators.

         (b) None of the Canadian Securities Commissions, any stock exchange in Canada or the United States or any other regulatory authority or court has issued an order preventing or suspending the use of any preliminary prospectus, the Canadian Prospectus or the U.S. Prospectus relating to the proposed offering of the Shares or preventing the distribution of the Shares or instituted proceedings for that purpose.

         (c) The Canadian Preliminary Prospectus (except with respect to the rules with respect to acquisition accounting) and the Canadian Final Prospectus (together, the "Canadian Prospectus") will be prepared and filed in compliance in all material respects with all applicable securities laws in each of the Qualifying Provinces and the respective rules and regulations under such laws, together with applicable published policy statements, blanket orders and applicable notices of securities regulatory authorities in such provinces (the "Canadian Securities Laws") and, at the time of delivery of the Offered


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                  Shares to the Underwriters, the Canadian Final Prospectus will comply in all material respects with all Canadian Securities Laws and the Company shall fulfill and comply with all necessary requirements of Canadian Securities Laws in order to enable the Shares to be lawfully distributed in the Qualifying Provinces through the Underwriters or any other investment dealers or brokers registered as such in the Canadian provinces and acting in accordance with the terms of their registrations and the Canadian Securities Laws. Such requirements shall be fulfilled in the Province of British Columbia and in all of the other Qualifying Provinces not later than 4:00 p.m. (Vancouver time) on December 18, 2002, or such later date or dates as may be agreed to in writing by the Underwriters.

         (d) The Canadian Preliminary Prospectus and the Canadian Final Prospectus shall, as of their respective dates of filing and, except as amended prior to the Closing Date (as defined in Section 4 below) in accordance with Canadian Securities Laws, as of the Closing Date, constitute full, true and plain disclosure of all material facts relating to the Company, its subsidiaries and the Shares, shall contain no misrepresentation, as defined under Canadian Securities Laws and no information shall be omitted therefrom which is necessary to make the statements contained therein not misleading.

         (e) The U.S. Preliminary Prospectus and the U.S. Final Prospectus (together, the "U.S. Prospectus") will conform to the Canadian Preliminary Prospectus and Canadian Final Prospectus, respectively, except for such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission. In addition, as of their respective dates, the Registration Statement, the Form F-X, the U.S. Preliminary Prospectus and the U.S. Final Prospectus, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act.

         (f) As of the date they are declared effective and except as amended prior to the Closing Date, as of the Closing Date, neither the U.S. Preliminary Prospectus nor the U.S. Final Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         provided, however, that the representations and warranties contained in clauses (c), (d), (e) and (f) above shall not apply to statements or omissions in the Canadian Prospectus or the U.S. Final Prospectus that are based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in such documents.

         (g)      There are:

                  (i) no reports or information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required. There are no documents required to be filed with the Canadian Securities Commissions in connection with the Canadian Prospectus that have not been filed (or that will not be filed prior to the Closing Date in accordance with Canadian Securities Laws) as required pursuant to Canadian Securities Laws and delivered to the Underwriters; and


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                  (ii)     no contracts, documents or other materials required
                           to be described or referred to in the Canadian Prospectus or the U.S. Prospectus or to be filed as exhibits to the Registration Statement that will not be described, referred to or filed as required and, in the case of those documents filed, delivered to the Underwriters.

         (h) The consolidated audited and unaudited financial statements of the Company that are included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus will present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operation and the consolidated changes in financial position of the Company and its subsidiaries for the periods specified (subject, in the case of interim financial information, to year-end adjustments); and such financial statements have been (or will be) prepared in conformity with generally accepted accounting principles in Canada, consistently applied throughout the periods involved, and have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F. The summary selected financial data included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial information included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus.

         (i) KPMG LLP who have reported upon the audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus, are, and during the periods covered by its reports were, independent with respect to the Company within the meaning of the Canada Business Corporations Act and applicable Canadian Securities Laws, and are independent as required by the Securities Act.

         (j) The Company has been duly incorporated, is validly existing as a corporation in good standing under the Canada Business Corporations Act, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (k) Each of EBARA BALLARD Corporation and ALSTOM BALLARD GmbH (collectively, the "Associated Companies") and each significant subsidiary as defined in Rule 1-02 of Regulation S-X under the Securities Act (a "Significant Subsidiary") of the Company has been duly incorporated, is validly existing as a corporation or company under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Canadian Prospectus and the U.S. Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; other than Ballard Capital Inc. (because it is late in filing its annual return) each of the


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                  Significant Subsidiaries is in good standing (where such
                  concept exists) under the laws of the jurisdiction of its incorporation or formation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that such failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except for those of Ballard Power Systems AG ("BPS AG"), are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims; the ownership of the outstanding shares in the capital of Ballard Generation Systems Inc. and BPS AG and each of the Associated Companies is consistent with the description thereof in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus; the subsidiaries set forth on Schedule I hereto are the only Significant Subsidiaries of the Company. The Company covenants to immediately file the annual return for Ballard Capital Inc.

         (l) This Agreement has been duly authorized, executed and delivered by the Company.

         (m) The authorized capital of the Company conforms in all material respects to the description thereof contained in the Canadian Prospectus and the U.S. Prospectus.

         (n) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Common Shares or any other class of shares of the Company, except as disclosed in the Canadian Prospectus and the U.S. Prospectus or except pursuant to existing share compensation arrangements.

         (o) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly allotted and issued as fully paid and non-assessable shares, and the issuance of such Shares will not be subject to any preemptive or similar rights, except as disclosed in the Canadian Prospectus or the U.S. Prospectus.

         (p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene:

                  (i) any provision of law binding on the Company or any of its subsidiaries;

                  (ii) the articles of incorporation or by-laws of the Company;

                  (iii) any agreement or other instrument binding upon the Company or any of its Significant Subsidiaries; or

                  (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary,

                  other than, in the case of clauses (i), (iii) and (iv), any contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and that


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                  would not have a material adverse effect on the ability of the
                  Company to perform its obligations under this Agreement.

         (q) No approval, consent, authorization, order or license of, or qualification with any government, governmental body or agency or court of (i) any province of Canada; (ii) the federal government of Canada; (iii) the federal government of the United States; or (iv) the various states of the United States in which the Shares are to be offered for sale or sold, or of any political subdivision of any thereof, is required for the performance by the Company of its obligations under this Agreement, except such as have already been received and may be required by the Toronto Stock Exchange, the NASDAQ National Market, the securities or "Blue Sky" laws of the various states of the United States and the Canadian Securities Laws in connection with the offer and sale of the Shares.

         (r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the ownership of the Company or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Canadian Prospectus and the U.S. Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

         (s) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Canadian Prospectus or the U.S. Prospectus and are not so described.

         (t) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Canadian Prospectus and the U.S. Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (u)      The Company and each of its subsidiaries:

                  (i) are in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws");

                  (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and

                  (iii) are in compliance with all terms and conditions of any such permit, license or approval,

                  except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.


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         (v)      There are no costs or liabilities associated with
                  Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (w) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act or a prospectus under the Canadian Securities Laws with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

         (x) The Company and its subsidiaries own, possess or have obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate their properties and to carry on their businesses as presently conducted except, in each case, where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations except for any proceedings which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (y) The Company and its subsidiaries own or possess adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted except where such failure to own or possess such patents, patent licenses, trademarks, service marks and trade names would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (z) After due and reasonable inquiry and to the best of the Company's knowledge:

                  (i) the business of the Company and its subsidiaries, including processes used by, products made or sold by, and research and development conducted by the Company and its subsidiaries, does not conflict with, infringe upon, misappropriate or otherwise violate the intellectual property rights of any third party; and

                  (ii) the Company is not aware of any fact or circumstance which would render any technology or intellectual property license granted to the Company or its subsidiaries by a third party invalid, unenforceable or liable to cancellation or termination, except where such conflict, infringement, misappropriation, violation, invalidity, unenforceability, cancellation or termination would not


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                           have a material adverse effect on the Company and its
                           subsidiaries, taken as a whole.

        (aa) Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (bb) The Company and its subsidiaries have good title to the items of real and personal property which are referred to in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus as being owned by them, and have valid and enforceable leasehold interests in the items of real and personal property referred to in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus as being leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those which do not interfere with the use made or intended to be made of such property by the Company or do not and will not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (cc) None of the Company or any of its subsidiaries is in default in the observance or performance of any term or obligation to be performed by it under any agreement, lease, contract, mortgage, loan agreement, note, indenture or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound and which breach or default, individually or in the aggregate, if not cured or otherwise corrected within the respective period specified for such cure or correction, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

        (dd) Computershare Trust Company of Canada, at its principal offices in the cities of Vancouver and Toronto, has been duly appointed as the registrar and transfer agent in respect of the Common Shares.

        (ee) The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares.

        (ff) The Company is a reporting issuer under the Canadian Securities Laws and is in compliance with its obligations under Section 85 of the Securities Act (British Columbia) and under Sections 144, 145 and 149 of the Rules thereunder and under similar provisions in the Canadian Securities Laws of the other Qualifying Provinces.

        (gg) Prior to the filing of the Canadian Final Prospectus and the U.S. Final Prospectus, the Shares will have been conditionally approved for listing on the Toronto Stock Exchange and the NASDAQ National Market.

        (hh) The Company has no reason to believe that the Associated Companies do not own, possess or have not obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate their properties and to carry on their businesses as presently conducted except, in each case, where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company


                                       8

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                  is not aware of the receipt by any of the Associated Companies of any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations except for any proceedings which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (ii) The Company has no reason to believe that the Associated Companies do not own or possess adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted except where such failure to own or possess such patents, patent licenses, trademarks, service marks and trade names would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and the Company is not aware of the receipt by any of the Associated Companies of any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the Underwriters, and the Underwriters hereby agree to purchase the Offered Shares from the Company at a purchase price of Cdn.$20.25 per Offered Share in the case of Offered Shares initially sold by the Underwriters in Canadian dollars and U.S.$13.016 per Offered Share in the case of Offered Shares sold by the Underwriters in U.S. dollars, all on the terms and conditions described herein.

         In addition, the Company hereby grants the Underwriters the option to purchase the Additional Shares. This option may be exercised, in whole or in part, at any time beginning on the date hereof and ending immediately prior to filing of the Canadian Final Prospectus, by delivery of a notice in writing from RBC DS (on behalf of the Underwriters) to the Company. The purchase price for the Additional Shares shall also be Cdn$20.25 per Additional Share in the case of Additional Shares initially sold by the Underwriters in Canadian dollars and U.S.$13.016 per Additional Share in the case of Additional Shares initially sold by the Underwriters in U.S. dollars.

         The Company hereby agrees that it will not, without the prior written consent of RBC DS, on behalf of the Underwriters (such consent not to be unreasonably withheld), during the period ending 90 days after the Closing Date (as defined below):

         (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or

         (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or such other securities,

whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing provisions shall not apply to:

         (c)      the Shares to be sold hereunder;


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         (d)      Common Shares issued pursuant to the Company's existing share incentive or bonus plans;

         (e) the issuance by the Company of Common Shares upon the exercise of outstanding warrants or the conversion or exchange of convertible or exchangeable securities outstanding on the date of the Canadian Final Prospectus and the U.S. Final Prospectus; and

         (f) as otherwise described in the Canadian Final Prospectus under the headings "Capitalization", "Summary Description of the Business of Ballard - Stationary Power Alliance" and "Summary Description of the Business of Ballard - Termination Agreements".

3. TERMS OF PUBLIC OFFERING. The Company has been advised that the Underwriters propose to begin soliciting offers to purchase the Shares as soon as possible after the Registration Statement has been filed and the Reviewing Authority has issued an MRRS decision document in respect of the Canadian Preliminary Prospectus. The Company is further advised by the Underwriters that the Shares are to be offered to the public in Canada, the United States and other jurisdictions (provided any offers in jurisdictions other than Canada and the United States will be made on a basis which is exempt from registration and prospectus requirements under applicable laws), either directly through the Underwriters or through members of a selling syndicate to be established by the Underwriters. The Underwriters will comply with all applicable laws in connection with the offer and sale of the Shares. The Underwriters agree that any sales or purchases of Shares in the United States will be conducted through a duly registered affiliate of one or more of the Underwriters in accordance with applicable laws and the National Association Of Securities Dealers Conduct Rules 2730, 2740, 2420 and 2750 (commonly referred to as the "Papilsky Rules").

4. PAYMENT AND DELIVERY. Payment for the Offered Shares and any Additional Shares which the Underwriters have elected to purchase in accordance with
Section 2, shall be made by either certified cheque or bank draft as follows:

         (a) one certified cheque or bank draft in Canadian funds representing the purchase price for all Shares sold by the Underwriters in Canadian dollars; and

         (b) one certified cheque or bank draft in U.S. funds representing the purchase price for all Shares sold by the Underwriters in U.S. dollars.

In each case, the delivery of the certified cheques or bank drafts and shall made against delivery of the Offered Shares and Additional Shares, if any, being purchased by the Underwriters, at 6:00 a.m. (Vancouver time), on December 30, 2002, or at such other time on the same or such other date (not later than 42 days after the date of the MRRS decision document issued by the Reviewing Authority in respect of the Canadian Final Prospectus) as shall be agreed to in writing between the Company and the Underwriters. The time and date of such payment are referred to herein as the "Closing Date".

         Certificates for the Offered Shares and Additional Shares, if any, shall be in definitive form and registered in such names and in such denominations as the Underwriters shall request in writing not later than the business day prior to the Closing Date. The certificates evidencing the Offered Shares and Additional Shares, if any, shall be delivered to, or to the direction of, RBC DS on the Closing Date for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the transfer of the Offered Shares and the Additional Shares, if any, to the Underwriters duly paid, against payment of the purchase price therefore.

         Concurrently with the payment by the Underwriters of the purchase price for the Shares being purchased by the Underwriters, the Company shall pay to the Underwriters, by delivery of certified cheques or bank drafts, the underwriting fee of Cdn.$0.81 per Share sold by the Underwriters in Canadian dollars, and U.S.$0.52064 per Share sold by the Underwriters in U.S. dollars.

         RBC Dominion Securities shall give prompt written notice, on behalf of the Underwriters, to the Company when, in the opinion of the Underwriters, they have ceased distribution to the public of the Shares. Such notice will also specify the total proceeds realized in each of the provinces of Canada from such distribution.

5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Shares on the Closing Date are, in addition to the conditions described elsewhere in this Agreement, subject to the following further conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Underwriters or the knowledge of the Company, shall be contemplated by the Commission. In addition, no order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Common Shares or any other securities of the Company shall have been issued by any securities commission, securities regulatory authority or stock exchange in Canada or the United States and no proceedings for that purpose shall have been instituted or pending or, to the knowledge of the Company, shall be contemplated by any securities commission, securities regulatory authority or stock exchange in Canada or the United States; and any request on the part of any Canadian Securities Commission or the Commission for additional information shall have been complied with.

         (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Canadian Prospectus and the U.S. Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of the Underwriters:

                  (i)      is material and adverse and;

                  (ii) that makes it, in the judgment of the Underwriters, impracticable to market the Shares on the terms and in the manner contemplated in the Canadian Prospectus or the U.S. Prospectus.

         (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, in his or her capacity as such, to the effect set forth in clause 5(b) above (without reference to the Underwriters' judgment) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (d) The Underwriters shall have received on the Closing Date an opinion of Quebec counsel to the Company, dated the Closing Date, to the effect that the French language versions of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus (including all documents incorporated by reference therein), other than certain financial information (the "Financial Information") contained or incorporated by reference therein, are in all material respects complete and proper translations of the English language versions of each of the Canadian Preliminary Prospectus and the Canadian Final Prospectus (including all documents incorporated by reference therein).

         (e) The Underwriters shall have received on the Closing Date an opinion of KPMG LLP dated on the Closing Date, to the effect that the French language version of the Financial Information is, in all material respects, a complete and proper translation of the English language version thereof.

         (f) The Underwriters shall have received on the Closing Date an opinion Quebec counsel to the Company, dated the Closing Date, to the effect that the laws of the Province of Quebec relating to the use of the French language (other than verbal communications) will have been complied with in connection with the sale of Common Shares of the Company to purchasers in the Province of Quebec if such purchasers have received a copy of the Canadian Prospectus and forms of order and confirmation in the French language (on the assumption that the Canadian Prospectus together with the forms of order and confirmation constitute the entire contract for the purchase of such Common Shares), provided that the Canadian Prospectus and forms of order and confirmation in the English language may be delivered without delivery of the French language versions thereof to purchasers in the Province of Quebec who have expressly requested, in writing, that such English language documents be delivered to them.

         (g) The Underwriters shall have received on the Closing Date an opinion of, and a side letter from, Lang Michener, dated the Closing Date, substantially in the form of Schedule II hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the laws of the Provinces of British Columbia and Ontario and the federal laws of Canada applicable therein, upon opinions of local counsel, who shall be counsel satisfactory to counsel for the Underwriters, in which case the opinion shall state that they believe that they and the Underwriters are justified in relying upon such opinion. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials, provided that such certificates have been delivered to the Underwriters. Such opinion shall not state that it is to be governed or qualified by, or that is otherwise subject to, any treatise, written policy or other document relating to legal opinions. The opinion letter referred to in this subparagraph (g) shall be rendered to the Underwriters at the request of the Company and shall so state therein.

         (h) The Underwriters shall have received on the Closing Date an opinion of, and a letter from, Cravath, Swaine & Moore, special United States counsel for the Company, dated the Closing Date, substantially in the form attached as Schedule III hereto. The opinion letter referred to in this subparagraph (h) shall be rendered to the Underwriters at the request of the Company and shall so state therein.


         (i) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Linklaters with respect to, among other things, the incorporation, authorized and issued capital and qualification to carry on business in respect of Ballard Power Systems AG, all in form and substance satisfactory to the Underwriters.

         (j) The Underwriters shall have received on the Closing Date an opinion of Delaware counsel to the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that:

                  (i) each Significant Subsidiary incorporated in Delaware and listed in Schedule I hereto has been duly incorporated and is validly existing as a corporation in good standing under the General Corporation Law of the State of Delaware;

                  (ii) all of the shares of capital stock of each Significant Subsidiary incorporated under the laws of Delaware and listed in Schedule I hereto have been duly authorized and validly issued, are fully paid and non-assessable under the General Corporation Law of the State of Delaware; and

                  (iii) based solely on the stock ledgers of each Significant Subsidiary incorporated under the laws of Delaware and listed in Schedule I hereto, Ballard Power Corporation is the sole holder of record of shares of capital stock of each Significant Subsidiary incorporated under the laws of Delaware and listed in
                           Schedule I hereto.

         (k) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Borden Ladner Gervais LLP, Canadian counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

         (l) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Sullivan & Cromwell, United States counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to the Underwriters.

         (m) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of each of McAndrews, Held & Malloy, Ltd. and Seed Intellectual Property Law Group PLLC, patent counsel of the Company, dated the Closing Date, in form and substance satisfactory to the Underwriters.

         (n) The Underwriters shall have received, on each of the date of the Canadian Final Prospectus and the Closing Date, a letter dated the date of the Canadian Final Prospectus or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent chartered accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Canadian Prospectus and the U.S. Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than two days prior to the Closing Date.

         (o) The Shares shall have been approved for inclusion in the Nasdaq National Market, subject only to official notice of issuance thereof, and shall have been approved for listing by the Toronto Stock Exchange, subject only to official notice of issuance thereof and customary post-closing filing requirements.

         (p) The Company shall have entered into legally binding agreements, on terms satisfactory to the Underwriters, with DaimlerChrysler AG ("DCA") and Ford Motor Company ("FMC") under which:

                  (i) the Company waives the obligation of DCM and FMC to subscribe for equity concurrently with the offering of Shares (the "Financing") as contemplated herein; and

                  (ii) DCM and FMC waive their right to participate in the Financing,

                  in each case as would otherwise be required under the terms of the Third Alliance Agreement dated December 2, 2001.

         (q) On or before the date of the Canadian Final Prospectus and the U.S. Final Prospectus, the Company and Underwriters shall have received all necessary approvals from NASD, Inc. in connection with the offering of the Shares as contemplated herein.

         (r) On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received from the Company such further certificates, documents, opinions and other information as they may have reasonably requested.

6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

         (a) To notify the Underwriters promptly, and confirm the notice in writing:

                  (i) when any post-effective amendment to the Registration Statement shall have been filed with the Commission or shall have become effective, and when any supplement to the U.S. Prospectus or Canadian Prospectus or any amended U.S. Prospectus or Canadian Prospectus shall have been filed;

                  (ii) of the receipt of any comments from the Canadian Securities Commissions or the Commission;

                  (iii) of any request by any of the Canadian Securities Commissions to amend the Canadian Prospectus or for additional information or of any request by the Commission to amend the Registration Statement or to amend or supplement the U.S. Prospectus or for additional information;

                  (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Shares for offering and sale in any jurisdiction, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any of such purposes; and

                  (v) of the issuance by any of the Canadian Securities Commissions or any stock exchange of any order having the effect of ceasing or suspending the distribution of the Shares or the trading in the Common Shares, or of the institution or, to the knowledge of the Company, threatening of any proceedings for any such purpose.

                  The Company will use every reasonable commercial effort to prevent the issuance of any stop order, any order preventing or suspending the use of any prospectus or any order ceasing or suspending the distribution of the Shares or the trading in the Common Shares and, if any such order is issued, to obtain the lifting thereof at the earliest possible time.

         (b) Not to file or to make at any time any amendment to the Registration Statement, any amendment or supplement to the Canadian Final Prospectus or the U.S. Final Prospectus, of which the Underwriters shall not have previously been advised and furnished a copy or to which the Underwriters shall have reasonably objected promptly after reasonable notice thereof; provided, however, that this provision shall not prohibit the Company from complying in a timely manner with its timely disclosure and other obligations under applicable securities legislation and the requirements of any relevant stock exchange arising out of any material change or change in material information.

         (c)      To furnish to the Underwriters, without charge:

                  (i) three signed copies of the Registration Statement (including all exhibits thereto, documents filed therewith (including photocopies of the Company Form F-X) and amendments thereof) and an additional conformed of the Registration Statement (without exhibits thereto) for delivery to each Underwriter;

                  (ii) at the time of signing thereof, the Canadian Prospectus (and any supplements or amendments thereto) printed in the English language signed on behalf of the Company and its directors in the manner required by the Canadian Securities Laws, together with any documentation supplemental thereto required to be filed under the applicable laws of any of the Canadian provinces;

                  (iii) at the time of filing thereof with the Quebec Securities Commission, the Canadian Prospectus (and any supplements or amendments thereto) printed in the French language signed on behalf of the Company and its directors in the manner required by the laws of the Province of Quebec, together with any documentation supplemental thereto required to be filed under the applicable laws of any of the Canadian provinces; and

                  (iv) at any time beginning on the date hereof and ending at the end of the period described in sub-section (d) below, at the place of places which the Underwriters may reasonably request, the Underwriters' reasonable requirements of the commercial copies of the signed Canadian Prospectus and the U.S. Prospectus. Such deliveries shall be made as soon as possible after the filing of such documents and, in any event, within one business day of such filing.

         (d) If, at any time in the period after the first date of the public offering of the Shares during which, in the opinion of counsel for the Underwriters, the U.S. Prospectus or the Canadian Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to make the statements therein, in the light of the circumstances when the U.S. Prospectus or the Canadian Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Canadian Prospectus or the U.S. Prospectus to comply with the Canadian Securities Laws, the Securities Act or the applicable rules and regulations thereunder, forthwith to prepare, file with the Commission or any Canadian Securities Commission and furnish to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters, on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the U.S. Prospectus or the Canadian Prospectus (to be effected, if necessary, by the filing with the Commission of a post-effective amendment to the Registration Statement) so that the statements in the U.S. Prospectus or the Canadian Prospectus as so amended or supplemented will not, in the light of the circumstances when the U.S. Prospectus or Canadian Prospectus is delivered to a purchaser, be misleading or so that the U.S. Prospectus or the Canadian Prospectus, as amended or supplemented, will comply with applicable law. The expense of complying with this
                  Section 6(d) shall be borne by the Company in respect of any amendment or supplement required during the nine month period after the effectiveness of the Registration Statement or the Canadian Prospectus, as the case may be, and by the Underwriters thereafter.

         (e) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such United States jurisdictions as the Underwriters shall reasonably request.

         (f) For a period of three years after the Closing Date, to furnish to the Underwriters and, upon request, to each Underwriter, copies of all reports filed with the Commission on Forms 40-F, 20-F and 6-K, or such other similar forms as may be designated by the Commission, annual information forms and such other documents, reports and information as shall be furnished by the Company to its shareholders or security holders generally.

         (g) During the period when the U.S. Prospectus is required to be delivered under the Securities Act:

                  (i) to file promptly all documents required to be filed by the Company with the Commission pursuant to
                           Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the time the Registration Statement becomes effective; and

                  (ii) in the event that any document is filed with any Canadian Securities Commission subsequent to the time the Registration Statement becomes effective that is deemed to be incorporated by reference in the Canadian Prospectus, if required by the Securities Act, to file such document as an exhibit to the Registration Statement by post-effective amendment or otherwise in accordance with the Securities Act or the Exchange Act.

         (h) To make generally available to the Company's security holders and to the Underwriters as soon as practicable an earnings statement covering the twelve-month period ending December 31, 2002 that satisfies the provisions of Section 11(a) of the Securities Act.

         (i) To comply to the best of its ability with the Securities Act and the Exchange Act and the Canadian Securities Laws so to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Canadian Prospectus and in the U.S. Prospectus.

         (j) Not to issue any press release or other public announcement between the date hereof and the Closing Date without first consulting with RBC DS, on behalf of the Underwriters.

7. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:

         (a) the fees, disbursements and expenses of the Company's Canadian, United States and other counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and under the Canadian Securities Laws and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the related Form F-X, the Canadian Prospectus, the U.S. Prospectus and any amendments thereto (the "Supplementary Material"), including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers;

         (b) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon;

         (c) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum;

         (d) all filing fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc.;

         (e) all fees and expenses in connection with the preparation and filing of the Registration Statement and all costs and expenses incident to listing the Shares on the NASDAQ National Market and the Toronto Stock Exchange;

         (f)      the cost of printing certificates representing the Shares;

         (g) the costs and charges of any transfer agent, registrar or depositary;

         (h) the costs and expenses of the Company in connection with the marketing of the offering of the Shares;

         (i) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; and

         (j) in the event that the offering of Shares contemplated hereby is terminated as a result of a default by Ballard or for any other reason within the control of Ballard, all costs and expenses of the Underwriters, including fees and disbursements of their counsel.

8.       INDEMNITY AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and all directors, officers, employees and agents of any Underwriter, from and against any and all losses (except loss of profits), claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Canadian Prospectus, the U.S. Prospectus or any Supplementary Material (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by any Underwriter through RBC DS expressly for use therein.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to any Underwriter furnished to the Company in writing by such Underwriter through RBC DS expressly for use in the Registration Statement, any preliminary prospectus, the Canadian Prospectus, the U.S. Prospectus or any Supplementary Material or any amendments or supplements thereto.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph
                  (a) or (b) of this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel; or (ii) the named parties to any such proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by RBC DS in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to
                  Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if: (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request; (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into; and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding the second preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement effected without its consent if such indemnifying party: (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         (d)      To the extent the indemnification provided for in paragraph
                  (a) or (b) of this Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Canadian Prospectus and U.S. Prospectus, bear to the aggregate Purchase Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

         (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 8. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f)      The indemnity and contribution provisions contained in this
                  Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of:
                  (i) any termination of this Agreement; (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or directors or any person controlling the Company; and (iii) acceptance of and payment for any of the Shares.

9.       TERMINATION.

         (a) If the Company does not comply in all material respects with the conditions hereof, and such non-compliance does or, in the opinion of any of the Underwriters, would reasonably be expected to prevent, restrict or otherwise adversely affect the distribution of the Shares in accordance with the terms hereof or, in the opinion of any of the Underwriters, would reasonably be expected to impact adversely on the investment quality or marketability of the Shares in any of the jurisdictions in which the Shares may be sold under the terms hereof, any Underwriter may terminate its obligations hereunder by written notice to that effect given to the Company on or prior to the time of closing on the Closing Date (the "Closing Time") and in such event such Underwriter's obligations shall be at an end. It is understood that the Underwriters may waive in whole or in part non-compliance with any of the conditions contained herein or extend the time for compliance therewith without prejudice to such rights in respect of any other condition or conditions or any other or subsequent breach or non-compliance, provided that any such waiver or extension shall be binding upon the Underwriters only if the same is in writing.

         (b) If, after the date hereof and prior to the Closing Time, there shall occur any material adverse change (actual, anticipated, contemplated or threatened, financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or control of the Company taken as a whole (the "Condition of the Company") or the Underwriters become aware of any undisclosed material adverse information relating to Ballard, or other adverse material development which, in the opinion of any of the Underwriters, acting reasonably, would:

                  (i) have a material adverse effect on the value or market price of the Shares or the investment quality or marketability of the Shares or any other securities of the Company, or

                  (ii) result in the purchasers of a material amount of the Shares exercising their right under applicable legislation to withdraw from their purchase of Shares,

                  then each of the Underwriters shall be entitled, at its option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time.

         (c) If at any time during the period commencing on the date hereof and ending at the Closing Time there should develop, occur or come into effect or existence any event, action, state, condition or occurrence of national or international consequence, including any act of terrorism, war or like event, or any law or regulation, which in the opinion of any of the Underwriters, acting reasonably, seriously adversely affects, or involves, or would seriously adversely affect, or involve, the Canadian, United States or international financial markets or the Condition of the Company, each of the Underwriters shall be entitled, at its option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time.

         (d) If after the date hereof and prior to the Closing Time, there shall occur any change in any applicable securities laws, rules, regulations or policies, or if any enquiry, action, suit, investigation or other proceeding, whether formal or informal, in relation to the Company or the distribution of the Shares should be announced, instituted or threatened or any order under or pursuant to any laws or regulations of Canada or of any of the Qualifying Provinces or of the United States or of any of the states thereof or by any relevant stock exchanges or any other regulatory or governmental authority should be made or issued (except for any such order based upon the activities or the alleged activities of the Underwriters and not of the Company) which, in the reasonable opinion of any of the Underwriters, operates to prevent or restrict the trading or the distribution of the Shares or seriously adversely affects or will seriously adversely affect the value or market price of the Shares or the investment quality or marketability of the Shares, each of the Underwriters shall be entitled, at its option, to terminate its obligations under this Agreement by written notice to that effect given to the Company at or prior to the Closing Time.

         (e) Any termination by any of the Underwriters pursuant to the provisions hereof shall be effected by notice in writing delivered or telecopied to Ballard at its address as herein set forth. The rights of termination contained in Sections
                  (a), (b), (c) or (d) above are in addition to any other rights or remedies the Underwriters may have in respect of any default, misrepresentation, act or failure to act of the Company in respect of any matters contemplated by this Agreement. In the event of any such termination, there shall be no further liability on the part of the Company or the Underwriters except for any liability provided for in Sections 7 and 8 hereof.

10. UNDERWRITERS' OBLIGATIONS. The Underwriters' obligations to purchase the Shares in accordance with this Agreement shall be several and not joint in that each of the Underwriters shall severally be obligated to purchase only the percentage of the aggregate number of Shares set opposite its name as follows:

         RBC Dominion Securities Inc.                                  30%
         CIBC World Markets Inc.                                       30%
         BMO Nesbitt Burns Inc.                                        10%
         National Bank Financial Inc.                                  10%
         TD Securities Inc.                                            10%
         UBS Bunting Warburg Inc.                                      10%

If an Underwriter (a "Refusing Underwriter") does not complete the purchase and sale of the Shares which that Underwriter has agreed to purchase under this Agreement (other than in accordance with Section 9) (the "Defaulted Shares"), RBC DS may delay the Closing Date for not more than five days and the remaining Underwriters (the "Continuing Underwriters") will be entitled, at their option, to purchase all but not less than all of the Defaulted Shares pro rata according to the number of Shares to have been acquired by the Continuing Underwriters under this Agreement or in any proportion agreed upon, in writing, by the Continuing Underwriters. If no such arrangement has been made and the number of Defaulted Shares to be purchased by the Refusing Underwriter(s) does not exceed 10% of the Shares, the Continuing Underwriters will be obligated to purchase the Defaulted Shares on the terms set out in this Agreement in proportion to their obligations under this Agreement. If the number of Defaulted Shares to be purchased by Refusing Underwriters exceeds 10% of the Shares, the Continuing Underwriters will not be obliged to purchase the Defaulted Shares and, if the Continuing Underwriters do not elect to purchase the Defaulted Shares:

         (a) the Continuing Underwriters will not be obliged to purchase any of the Shares;

         (b) the Company will not be obliged to sell less than all of the Shares; and

         (c) the Company will be entitled to terminate its obligations under this Agreement arising from its acceptance of this offer to purchase the Shares, in which event there will be no further liability on the part of the Company or the Continuing Underwriters, except pursuant to the provisions of Sections 7 and 8.

         Nothing in this Agreement obliges the Company to sell under this Agreement less than all the Offered Shares and any Additional Shares in respect of which the Underwriters have exercised their option under Section 2 hereof, or will relieve from responsibility to the Company under this Agreement any Underwriter that has defaulted in its obligation to purchase its applicable percentage of the aggregate number of such Shares to be sold hereunder.

11. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and federal laws of Canada applicable therein. All parties hereby attorn to the exclusive jurisdiction of the courts of the Province of British Columbia to settle all disputes which may arise hereunder or in connection herewith.

13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

14. NOTICES. All notices and other communications shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices shall, in the case of notice to Ballard, be addressed and sent to 9000 Glenlyon Parkway, Burnaby, British Columbia V5J 5J9,
Attention: Corporate Secretary (with a copy to Lang Michener, Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7, Attention: Stephen Wortley) and, in the case of notice to the Underwriters, shall be addressed and sent to RBC Dominion Securities Inc., 3100 - 666 Burrard Street, Vancouver, British Columbia, V6C 3C7, Attention: Daniel L. Nocente (with a copy to Borden Ladner Gervais LLP, 1200 - 200 Burrard Street, Vancouver, British Columbia, V7X 1T2, Attention: William F. Sirett). Ballard and the Underwriters may change their respective addresses for notices by notice given in the manner aforesaid.

15. REPRESENTATIVE OF UNDERWRITERS. The Underwriters agree that any agreement, waiver, order, notice (other than a notice pursuant to Section 9), direction, receipt or other action to be made, given or taken by the Underwriters hereunder may be made or given by RBC DS on behalf of each of the Underwriters.

16.      TIME OF ESSENCE.  Time shall be of the essence in this Agreement.

17. REPRESENTATIONS, WARRANTIES AND AGREEMENTS SURVIVE CLOSING. The representations, warranties and agreements herein contained shall survive the purchase by the Underwriters of the Shares and shall continue in full force and effect unaffected by any subsequent disposition of the Shares.

         If the foregoing is in accordance with your understanding, will you please confirm your acceptance by signing below in the place indicated.

                          Yours truly,

                          RBC DOMINION SECURITIES INC.


                          By:      /s/ Daniel L. Nocente
                                   --------------------------------------------
                                   Authorized Signatory

                          CIBC WORLD MARKETS INC.


                          By:      /s/ Alan C. Wallace
                                   --------------------------------------------
                                   Authorized Signatory

                          BMO NESBITT BURNS INC.


                          By:      /s/ Graeme N. Falkowsky
                                   --------------------------------------------
                                   Authorized Signatory

                          NATIONAL BANK FINANCIAL INC.


                          By:      /s/ Brian Campbell
                                   --------------------------------------------
                                   Authorized Signatory

                          TD SECURITIES INC.


                          By:      /s/ Jill D. Leversage
                                   --------------------------------------------
                                   Authorized Signatory

                          UBS BUNTING WARBURG INC.


                          By:      /s/ David D. Bain
                                   --------------------------------------------
                                   Authorized Signatory

BALLARD POWER SYSTEMS INC.




By:      /s/ Firoz Rasul
         -----------------------------------
         Authorized Signatory



By:      /s/ Noordin Nanji
         -----------------------------------
         Authorized Signatory

                                   SCHEDULE I

                        LIST OF SIGNIFICANT SUBSIDIARIES


NAME OF SUBSIDIARY                                 JURISDICTION OF INCORPORATION
------------------                                 -----------------------------
Ballard Generation Systems Inc.                               Canada
Ballard Power Systems AG                                      Germany
Ballard Power Systems Corporation                             Delaware
Ballard Material Products Inc.                                Delaware
Ballard Capital Inc.                                          Alberta

                                                                         OPINION


                                   SCHEDULE II

                    OPINION OF LANG MICHENER AND SIDE LETTER



December o , 2002

RBC Dominion Securities Inc.                          Borden Ladner Gervais LLP
CIBC World Markets Inc.                               1200 - 200 Burrard Street
BMO Nesbitt Burns Inc.                                Vancouver, B.C.
National Bank Financial Inc.                          V7X 1T2
TD Securities Inc.
UBS Bunting Warburg Inc.

Dear Sirs:

                           BALLARD POWER SYSTEMS INC.
                            ISSUE OF o COMMON SHARES

We have acted as Canadian counsel to Ballard Power Systems Inc. (the "Corporation") in connection with the issue by the Corporation and the purchase by RBC Dominion Securities Inc., CIBC World Markets Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., TD Securities Inc. and UBS Bunting Warburg Inc. (collectively, the "Underwriters") of o Common Shares (the "Shares") pursuant to an underwriting agreement (the "Underwriting Agreement") dated December o, 2002 among the Underwriters and the Corporation. This opinion is delivered to you pursuant to Section 5(g) of the Underwriting Agreement. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

As such counsel, we have participated in the preparation of the following documents and agreements:

         (a)      the executed Underwriting Agreement; and

         (b) the preliminary short form prospectus of the Corporation dated December o, 2002 and the final short form prospectus of the Corporation dated December o, 2002 (the "Canadian Final Prospectus") as filed by the Corporation with the British Columbia Securities Commission (the "Reviewing Authority") and the Canadian securities regulatory authorities (the "Qualifying Authorities") of each of the other provinces of Canada (together with British Columbia, the "Qualifying Provinces") relating to the offering of the Shares (the "Canadian Final Prospectus and, together with the Canadian Preliminary Prospectus are referred to herein as the "Canadian Prospectus").

We have made such investigations and examined originals or copies, certified or otherwise identified to our satisfaction, of public and corporate records, documents and certificates of governmental authorities and officers of the Corporation and of others as we have considered necessary or appropriate to enable us to express the opinions hereinafter set forth, including:

         (a) [LIST ALL CERTIFICATES OF PUBLIC OFFICIALS WHICH HAVE BEEN EXAMINED - DEFINE BGS AND BCI];

         (b) certificates of officers of the Corporation as to certain factual matters (the "Officers' Certificates");

         (c) (1) the registration statement on Form F-10 (Registration No. 333-o ) filed by the Corporation under the United States Securities Act of 1933, as amended (the "Securities Act"), with the United States Securities and Exchange Commission (the "Commission") on December o, 2002; (2) Amendment No. 1 thereto filed by the Corporation under the Securities Act with the Commission on December o, 2002; and (3) copies of the related prospectuses contained therein (the final prospectus dated December o, 2002, including the documents incorporated by reference therein, in the form in which it was filed by the Corporation with the Commission under the Securities Act, is hereinafter referred to as the "U.S. Prospectus");

         (d) the conditional approval letter of the Toronto Stock Exchange (the "Exchange") dated December o, 2002 (the "Approval Letter"), pursuant to which the Exchange has accepted notice of the distribution of the Shares and has approved the listing of the Shares on the satisfaction of certain conditions (the "Listing Conditions") specified in the Approval Letter;

         (e) a specimen form of the certificate (the "Specimen Certificate") for the common shares of the Corporation (the "Common Shares");

         (f) a global share certificate (the "Share Certificate") representing the Shares; and

         (g) a certificate of the registrar and transfer agent of the Corporation (the "Transfer Agent's Certificate");

copies of which have been provided to you. In such examinations, we have assumed, with your concurrence, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic, original documents of all documents submitted to us as copies and the authority of all corporate and governmental signatories (other than officers and directors of the Corporation). We have also considered such questions of law as we have deemed relevant to enable us to express the opinions hereinafter set forth.

In expressing the opinion set forth in paragraph 6 below, with respect to the issued and outstanding share capital of the Corporation, we have, with your concurrence, relied on the Transfer Agent's Certificate.

In expressing the opinion set forth in paragraph 7 below, we have, with your concurrence, relied on copies of share registers and copies of share certificates registered in the name of the Corporation.

In expressing the opinion set forth in paragraph 8, we have, with your concurrence, relied on a certificate under section 77(3) of the Securities Act (British Columbia) in respect of the Corporation [INSERT ONTARIO LANGUAGE].

Insofar as the opinions expressed in paragraphs 8, 14, 20 and 21, below, relate to matters governed by laws other than the laws of British Columbia, Ontario or the federal laws of Canada applicable therein, we have relied, with your concurrence, solely upon opinions of local counsel in each applicable jurisdiction as to the laws of such jurisdiction, copies of which opinions are attached hereto. We have not independently considered the matters covered by the opinions of local counsel on which we have relied to the extent necessary to enable us to express the conclusions stated in such opinions and, accordingly, we do not express any opinion on the matters contained in such opinions. We have assumed that all appropriate investigations and inquiries, whether or not referred to expressly in such opinions, were made and conducted and that no matters were disclosed as a result of such investigations and inquiries which might have required a qualification to any such opinions. Subject to this qualification, we believe that both you and we are entitled to rely on such opinions.

To the extent that any of the opinions of local counsel upon which we have relied are based upon any assumption, are given in reliance on any certificate or other document or are made subject to any limitation, qualification or exception, our opinions given in reliance thereon are based on the same assumptions, are given in reliance on the same certificate or document and are subject to the same limitations, qualifications or exceptions. Except insofar as we have relied on the opinions of local counsel and except insofar as our opinions in paragraphs 8, 14, 20 and 21 extend to matters of Ontario law, the opinions hereinafter expressed are based on the laws of British Columbia and the federal laws of Canada applicable therein, in each case as in effect on the date hereof.

In expressing the opinion in paragraph 14 and 16 we have, with your concurrence, for the purposes of determining how the Reviewing Authority interprets and applies such law, rules and regulations, reviewed only the written policies, blanket orders and rulings of the Reviewing Authority and matters raised by the staff of the Reviewing Authority in connection with the filing of the Canadian Final Prospectus.

With respect to our opinion in paragraph 17 regarding the non-contravention of the agreements and instruments listed in Appendix A hereto, such opinion is based on the assumption that the governing law of each such agreement and instrument, if other than British Columbia law, is, or would be interpreted as being, the same as the laws of British Columbia.

The knowledge referred to in paragraphs 13, 15 and 17 below is derived solely from the Officers' Certificates, and from a review of our own records maintained in our Vancouver office and inquiries of our lawyers who we have determined, in the ordinary course of their respective practices, to have knowledge of the matters covered by those opinions. We have made no independent investigation to verify the accuracy or completeness of our knowledge, and in particular, we have not conducted searches in the public records of any court or any federal, provincial or other governmental department, commission, board, agency or instrumentality.

Based upon and subject to the foregoing and to the qualifications set forth herein, we are of the opinion that:

1. The Corporation has been duly amalgamated under the laws of Canada, is validly existing, has been neither discontinued nor dissolved, and has sent to the Director appointed under the Canada Business Corporations Act the annual returns and financial statements required to be sent to the Director.

2. The Corporation has been duly registered as an extra-provincial company under the Company Act (British Columbia).

3.       (a)      BGS has been duly incorporated under the laws of Canada,
                  is validly existing, has been neither discontinued nor dissolved, and has sent to the Director appointed under the Canada Business Corporations Act the annual returns and financial statements required to be sent to the Director; and

         (b) BCI has been duly incorporated under the laws of Alberta, is validly existing, has been neither discontinued nor dissolved, and has sent to the Director appointed under the

                  Alberta Business Corporations Act the annual returns and financial statements required to be sent to the Director

4. Each of BGS and BCI has been duly registered as an extra-provincial company under the Company Act (British Columbia).

5. Each of the Corporation, BGS and BCI is duly qualified to carry on business and own property under the Company Act (British Columbia), and each of the Corporation, BGC and BCI is duly qualified to carry on business and own property under the laws of its jurisdiction of incorporation. Each of the Corporation, BGS and BCI has the corporate power and capacity to own or lease and operate its properties and assets and carry on its business as described in the Canadian Prospectus.

6. The Corporation has an authorized capitalization as set forth in the Canadian Prospectus, and as of December o, 2002, there were issued and outstanding o Common Shares, one Class A Share, and one Class B Share of the Corporation.

7. The Corporation is the registered holder of o Class A Voting Common Shares of BGS representing o% of the issued and outstanding Class A Voting Common Shares, o% of the issued and outstanding voting common shares and o% of all issued and outstanding shares of BGS.

         [NOTE: ADD SAME OPINION FOR BCI]

8. The Corporation is a reporting issuer in the Province of British Columbia and those of the Qualifying Provinces where the concept of a reporting issuer exists and is not on the list of defaulting issuers maintained by the Reviewing Authority or the relevant Qualifying Authorities. [ADJUST TO ACTUAL LANGUAGE IN CERTIFICATES]

9. The Shares have been duly authorized and allotted for issuance and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any pre-emptive or similar rights except as disclosed in the Canadian Prospectus and the U.S. Prospectus.

10. Subject to the limitations and qualifications set out therein, the summary under "Certain Income Tax Considerations - Certain Canadian Federal Income Tax Information for United States Residents" in the Canadian Prospectus and the U.S. Prospectus and the statements in the Canadian Prospectus and the U.S. Prospectus under the heading "Description of Share Capital", to the extent they constitute matters of law or legal conclusions, have been reviewed by us and fairly present the information disclosed therein in all material respects.

11. The Corporation has all necessary corporate power and capacity to issue the Shares, to enter into the Underwriting Agreement and to carry out its obligations thereunder and the Underwriting Agreement has been duly authorized, executed and delivered by the Corporation and constitutes a valid and binding agreement which is enforceable against the Corporation in accordance with its terms except as rights to indemnity and waiver of contribution thereunder may be limited under applicable law, and subject to bankruptcy, insolvency and other similar laws of general application affecting the enforcement of creditors' rights and to the availability of equitable remedies being in the discretion of a court of competent jurisdiction.

12. The Specimen Certificate has been duly approved by the directors of the Corporation and is in compliance with all legal requirements related thereto, including the requirements of the Canada

         Business Corporations Act, the rules of the Exchange and the articles and by-laws of the Corporation, and the Share Certificates have been duly executed, issued and delivered by the Corporation and countersigned by Computershare Trust Company of Canada.

13. To our knowledge, no order ceasing or suspending the distribution of the Shares has been issued by any Canadian securities regulatory authority and no proceeding for that purpose has been initiated or threatened by any Canadian securities regulatory authority.

14. All necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits, consents and authorizations of the appropriate regulatory authorities have been obtained by the Corporation under the securities laws of the Province of British Columbia and each of the Qualifying Provinces to qualify the Shares for distribution to the public in the Province of British Columbia and each of the Qualifying Provinces through persons or companies who are registered in an appropriate category of registration under the securities laws of the Province of British Columbia and each of the Qualifying Provinces and who have complied with the relevant provisions of such applicable laws.

15. To our knowledge, there are no legal or governmental proceedings pending or threatened to which the Corporation or any of its Significant Subsidiaries is a party or to which any of the properties of the Corporation or any of its Significant Subsidiaries is subject that are required to be described in the Canadian Prospectus and are not so described.

16. There are no reports or other information that in accordance with the requirements of the Reviewing Authority must be made publicly available in connection with the offering of the Shares that have not been made publicly available as required.

17. The execution and delivery by the Corporation of, and the performance by the Corporation of its obligations under, the Underwriting Agreement will not contravene any provision of the Canada Business Corporations Act or of applicable laws of British Columbia or the federal laws of Canada applicable therein or conflict with or result in a breach or default under the articles of amalgamation or by-laws of the Corporation or any agreement or other instrument listed in Appendix A or, to the best of our knowledge, any judgment, order or decree of any Canadian federal body or British Columbia governmental agency or court having jurisdiction over the Corporation and no consent, approval, authorization or order of, or qualification with, any Canadian federal or British Columbia governmental body or agency is required for the performance by the Corporation of its obligations under the Underwriting Agreement, except such as may be required by the Exchange.

18. The Shares have been conditionally approved for listing on the Exchange and, subject to the satisfaction of the Listing Conditions, no filing, proceeding, approval, consent or authorization is required to be made, taken or obtained from the Exchange in connection with the issuance or sale of the Shares.

19. The Shares, when issued and delivered to the Underwriters against payment therefore as provided by the Underwriting Agreement, are, at the date of such delivery, investments which are qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. In addition, the Shares will not be "foreign property" within the meaning of the Income Tax Act (Canada).

20. Subject to compliance with the prudent investment standards and general investment provisions of the statutes referred to below, (and, where applicable the regulations thereunder) and, in certain cases, subject to the satisfaction of additional requirements relating to investment or lending policies, procedures or goals, the Shares are, at the date hereof, not precluded as investments under the following statutes:

         (a)      Insurance Companies Act (Canada);

         (b)      Trust and Loan Companies Act (Canada);

         (c)      Pension Benefits Standards Act, 1985 (Canada);

         (d)      Financial Institutions Act (British Columbia);

         (e)      Pension Benefits Standards Act (British Columbia)

         (f)      Loan and Trust Corporations Act (Alberta);

         (g)      Employment Pension Plans Act (Alberta);

         (h)      Insurance Act (Alberta);

         (i)      The Pension Benefits Act, 1992 (Saskatchewan)

         (j)      The Pension Benefits Act (Manitoba);

         (k)      The Insurance Act (Manitoba);

         (l)      Loan and Trust Corporations Act (Ontario);

         (m)      Pension Benefits Act (Ontario);

         (n)      The Trustee Act (Ontario); and

         (o)      Pension Benefits Act (Nova Scotia).

21.      The Shares are, at the date hereof, investments in which:

         (a) the provisions of an Act Respecting Trust Companies and Savings Companies (Quebec) would not preclude investment, at the date of original issue, by a trust or savings company, in each case as defined under such Act (other than a trust company with respect to funds (except deposits) which it administers for other persons), subject to compliance with the prudent investment standards contained in such Act and subject to the specific provisions of Division VI of Chapter 15 of such Act applicable to a Quebec company, including the adoption of and adherence to an investment policy approved by its board of directors;

         (b) the provisions of An Act Respecting Insurance (Quebec) would not preclude investment, at the date of original issue, by an insurer, as defined in such Act, incorporated under the laws of the Province of Quebec, other than a guarantee fund corporation, subject to the prudent investment criteria found in such Act; and

         (c) the provisions of the Supplemental Pension Plans Act (Quebec) and the regulations thereunder would not preclude the assets of a pension plan registered thereunder from being invested, provided that such investment complies with the prudent investment standards of such Act and provided that where a written investment policy as prescribed by such Act has been established and adopted by the pension committee for such pension plan, the investment in the shares of the Corporation, if selected by such pension committee or delegate thereof, must, in addition, be made in conformity with the aforesaid investment policy at the date of original issue, subject, in each case, to the general investment provisions and restrictions found in such legislation including, without limitation, applicable quantitative limitations.

22. Computershare Trust Company of Canada has been duly appointed as transfer agent and registrar for the Common Shares, to carry out such functions at its principal transfer offices in Vancouver and Toronto.

This opinion is delivered to the addressees pursuant to the Corporation's request in connection with the closing of the above referenced transaction and may be relied upon by the addressees in connection therewith but not by any other person or entity or by anyone for any other purpose, nor it may be copied or quoted by persons other than the addressees, or distributed to persons other than addresses without our prior written consent. Notwithstanding the foregoing, Borden Ladner Gervais LLP may rely on this opinion for purposes of giving its opinions to the Underwriters in accordance with the requirements of the Underwriting Agreement.


                                     Yours very truly,

                                   APPENDIX A

Alstom Ballard GmbH                                            ABG
Alstom Canada Inc.                                             ACI
Alstom France SA                                               AF
Alstom GmbH                                                    AG
Alstom Energietechnik GmbH                                     AEG
Alstom Holdings                                                AH
Ballard Power Corporation                                      BPC
Ballard Power Systems Inc.                                     BPS
Ballard Generation Systems Inc.                                BGS
Coleman Powermate Inc.                                         Coleman
Daimler Chrysler AG                                            DCX
Daimler Chrysler North America Holding Corporation             DCX NA
DBF Pref Share Holdings Inc.                                   DBF
DCX Holdco Inc.                                                DCX Holdco
Ebara Ballard Corporation                                      EBC
Ebara Corporation                                              Ebara
Ecostar Electric Drive Company, L.L.C.                         ECO
Ford Electric Drive Holdings Company                           Ford Electric
Ford Global Technologies Inc.                                  Ford Global
Ford Motor Company                                             Ford
Graftech Inc.                                                  Graftech
GPU International, Inc.                                        GPUI
GPU Diversified Holdings LLC                                   GPUDH
Honda R&D Co. Ltd.                                             Honda
Idatech LLC                                                    Idatech
Johnson Matthey Public Limited Company                         Johnson Matthey
Microcoating Technologies Inc.                                 MTC
Questair Technologies Inc.                                     QT
Tokyo Gas Co., Ltd.                                            Tokyo Gas
UCAR Carbon Company Ltd.                                       UCAR
Victrex PLC                                                    VTX
Xcellsis AG                                                    Xcellsis

                                   APPENDIX A

                            AGREEMENTS & INSTRUMENTS


                            AGREEMENTS & INSTRUMENTS

1.0      VEHICULAR ALLIANCE AGREEMENTS


1.1 Acquisition and Plan of Merger Agreement made October 2, 2001 among BPS, BPC, DCX, DCX NA, DCX Holdco, Ford, Ford Global, Ford Electric and DBF.

1.2 Third Alliance Agreement made November 30, 2001 among BPS, DCX, Ford and DBF.

1.3 DBF Share Purchase Agreement made November 30, 2001 among BPS, DCX, Ford and DBF.

1.4 Third Settlement Agreement made November 30, 2001 among BPS, DCX, DCX NA, Ford, Ford Global and DBF.

1.5      Forward Exchange Agreement made November 30, 2001 between DCX and BPS.


2.0      STATIONARY ALLIANCE AGREEMENTS

2.1 BGS Shareholders' Agreement made December 1, 1998 among BPS, GPUI, ACI, Ebara and BGS with GPUDH, through a reorganization, assuming the obligations of GPUI thereunder

2.2      Alstom BGS Shareholders' Agreement made May 29, 1998 between AG and BGS

2.3 Registration Rights Agreement made December 1, 1998 among BPS, GPUI, ACI, Ebara and BGS with GPUDH, through a reorganization, assuming the obligations of GPUI thereunder

2.4 Second Master License Agreement made May 29, 1998 among BPS, BGS, ACI, AEG, ABG and GEC ALSTHOM N.V. with AH subsequently, through a series of reorganizations, assuming the obligations of GEC ALSTHOM N.V. thereunder

2.5 Alliance Agreement made December 1, 1998 among BPS, BGS, AF, ACI, AG, AEG, ABG, Ebara and EBC with AH, subsequently, through a series of reorganization, assuming the obligations of AF thereunder

2.6      EBC Shareholders' Agreement made December 1, 1998 among BGS, Ebara and
         EBC

2.7 Third Master License Agreement made December 1, 1998 among BPS, BGS, Ebara and EBC

2.8 Consolidated Amending Agreement made December 12, 2001 among BPS, BGS, Ebara and EBC


3.0      OTHER AGREEMENTS

3.1      Supply Agreement made October 26, 1998 between Johnson Matthey and BPS

3.2 Second Generation Umbrella Collaboration Agreement made March 12, 1997 between Johnson Matthey and BPS

3.3      Collaboration Agreement made January 7, 2000 between BPS and Coleman

                                   APPENDIX A

                            AGREEMENTS & INSTRUMENTS

3.4 Amending Agreement to Shareholders Agreement dated September 22, 2000 between QT, BPS, Adwest Limited Partnership, Environtech Investment Fund 1 Limited Partnership, Energy Capital Innovation Limited Partnership, Bank of Montreal Capital Corporation, Ventures West VI Limited Partnership, Working Opportunity Fund (EVCC) Ltd. and BOC Canada Limited and certain other persons, as further amended by an Amending Agreement dated March 20, 2001.

3.5      Alliance Agreement made January 19, 2001 between BPS and VTX

3.6 Joint Development and Collaboration Agreement made June 5, 2001 among BPS, Graftech and UCAR

3.7 Amended and Restated Joint Development Agreement made July 9, 2002 between BPS and QT

3.8      Supply Agreement made [December 2, 2002] between BPS and Honda

                                                                     SIDE LETTER


December o , 2002



RBC Dominion Securities Inc.
CIBC World Markets Inc.
BMO Nesbitt Burns Inc.
National Bank Financial Inc.
TD Securities Inc.
UBS Bunting Warburg Inc.

Dear Sirs:

                           BALLARD POWER SYSTEMS INC.
                            ISSUE OF o COMMON SHARES

We have acted as Canadian counsel to Ballard Power Systems Inc. (the "Corporation") in connection with the issue by the Corporation and the purchase by RBC Dominion Securities Inc., CIBC World Markets Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., TD Securities Inc. and UBS Bunting Warburg Inc. (collectively, the "Underwriters") of o Common Shares (the "Shares") of the Corporation pursuant to an underwriting agreement (the "Underwriting Agreement") dated December o, 2002 among the Underwriters and the Corporation. This report is delivered to you pursuant to Section 5(g) of the Underwriting Agreement.

As such counsel, we have participated in the preparation of the preliminary short form prospectus of the Corporation dated December o, 2002 and the final short form prospectus of the Corporation dated December o, 2002 (the "Canadian Prospectus") as filed by the Corporation with the British Columbia Securities Commission and the Canadian securities regulatory authorities of each of the other provinces of Canada relating to the offering of the Shares.

We attended meetings (in person and by telephone) with officers and other representatives of the Corporation, representatives of the Corporation's auditors, representatives of the Underwriters, and with counsel for and other advisors to the foregoing parties, at which meetings the contents of the Canadian Prospectus were discussed.

We are not passing upon and shall not be responsible or liable in any way for the accuracy, completeness or fairness of any information contained or incorporated by reference in the Canadian Prospectus except as set forth in paragraph 10 of our opinion dated December o, 2002.

Any reference herein to our knowledge is to the knowledge of our lawyers who have been engaged in our representation of the Corporation. We have not conducted any independent investigation or verification or undertaken any other action to confirm the accuracy, completeness or fairness of the information contained or incorporated by reference in the Canadian Prospectus. In the course of our activities, we have relied upon statements made and documents and other materials furnished by officers and other representatives of the Corporation. It is further understood that we have not been requested to and do not make any comment with respect to the financial statements (and the notes and schedules thereto and reports thereon), supplementary information relating thereto, or any other financial data or financial information included or incorporated by reference in the Canadian Prospectus. References herein to

"material fact" and "misrepresentation" are to those terms as defined in Section 1(1) of the Securities Act (British Columbia). Determining materiality and whether or not a fact is a material fact or there has been a misrepresentation is a factual matter, not a legal matter, requiring expertise on the effect information would have on the market price or value of the Shares and an investor's decision to purchase Shares. We do not have such expertise. Our expression of belief set out herein with respect to the materiality of facts which have come to our attention is based upon our experience in practising British Columbia securities law and should not be interpreted as an expert comment with respect to statistical, technical or financial facts or the impact of any facts on market prices or values of securities.

We are not qualified to and shall not be taken to be passing on the compliance of the Canadian Prospectus with, or any other matter relating to, the securities laws or other laws of the United States or any state thereof.

We wish to advise you that we do not act as counsel to the Corporation with respect to environmental or intellectual property matters.

Based on and subject to the foregoing, we confirm that: (i) no facts have come to our attention in the course of our review as counsel for the Corporation which lead us to believe that the Canadian Prospectus on the date thereof or the date hereof contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances under which they were made; and (ii) we have no reason to believe that the Canadian Prospectus is not appropriately responsive in all material respects to the form requirements of the securities laws, rules and regulations of the Province of British Columbia.

                                               Yours very truly,

                                  SCHEDULE III

                         CRAVATH, SWAINE & MOORE OPINION





                                                               December o , 2002


                           Ballard Power Systems Inc.
                             Shares of Common Stock

Ladies and Gentlemen:

         We have acted as special United States counsel for Ballard Power Systems Inc., a corporation organized under the Canada Business Corporations Act (the "Company"), in connection with the purchase by RBC Dominion Securities Inc., CIBC World Markets Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., TD Securities Inc. and UBS Bunting Warburg Inc. (collectively, the "Underwriters"), from the Company of o shares (the "Shares") of common stock, no par value (the "Common Stock"), of the Company, pursuant to an underwriting agreement (the "Underwriting Agreement"), dated December o, 2002, among the Company and the Underwriters.

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Registration Statement on Form F-10 (Registration No. 333-o) filed with the Securities and Exchange Commission (the "Commission") on December o , 2002, and Amendment No. 1 thereto filed with the Commission on December o, 2002, with respect to the registration of the Shares under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, as amended by such Amendment, including the final U.S. Prospectus dated December o, 2002, forming a part thereof (the "U.S. Prospectus"), being hereinafter referred to as the "Registration Statement"); (b) the U.S. Prospectus; (c) an appointment of agent for service of process on the Company on Form F-X in conjunction with the filing of the Registration Statement; and (d) the Underwriting Agreement.

         Based on the foregoing, we are of opinion as follows:

                  1. The Registration Statement has become effective under the Securities Act and the Form F-X was filed with the Commission prior to the effectiveness of the Registration Statement; and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and, to our knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated under the Securities Act.

                  2. The statements made in the U.S. Prospectus under the headings "Certain Income Tax Considerations-Certain United States Federal Income Tax Information for United States Residents" and "Underwriting", to the extent that the foregoing statements constitute matters of law or legal conclusions have been reviewed by us and fairly present the information disclosed therein in all material respects.

                  3. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable United States Federal or New York State law or, to the best of our knowledge, any judgment, order or decree of any United States Federal or New York State governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any United States Federal or New York State governmental body or agency is required for the issue and sale of the Shares or for the performance by the Company of its obligations under the Underwriting Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York and the Federal law of the United States of America. We do not purport to pass on any matter governed by the laws of Canada or any province thereof.

         At the request of the Company, we are furnishing this opinion on to you, as Representatives, solely for your benefit and the benefit of the several Underwriters. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                             Very truly yours,





RBC Dominion Securities Inc.
CIBC World Markets Inc.
BMO Nesbitt Burns Inc.
National Bank Financial Inc.
TD Securities Inc.
UBS Bunting Warburg Inc.
      In care of RBC Dominion Securities Inc.
            3100 - 666 Burrard Street
                  Vancouver, British Columbia
                        Canada V6C 3C7
                           CANADA

                                                               December o , 2002


                           Ballard Power Systems Inc.
                             Shares of Common Stock

Ladies and Gentlemen:

         We have acted as special United States counsel for Ballard Power Systems Inc., a corporation organized under the Canada Business Corporations Act (the "Company"), in connection with the purchase by RBC Dominion Securities Inc., CIBC World Markets Inc., BMO Nesbitt Burns Inc., National Bank Financial Inc., TD Securities Inc. and UBS Bunting Warburg Inc. (collectively, the "Underwriters"), from the Company of o shares (the "Shares") of common stock, no par value (the "Common Stock"), of the Company, pursuant to an underwriting agreement (the "Underwriting Agreement"), dated December o, 2002, among the Company and the Underwriters.

         In that capacity, we participated in conferences with certain officers, of, and with the accountants and Canadian counsel for, the Company and with representatives and counsel of the Underwriters concerning the preparation of
(a) the Registration Statement on Form F-10 (Registration No. 333-o) filed with the Securities and Exchange Commission (the "Commission") on December o, 2002, and Amendment No. 1 thereto filed with the Commission on December o, 2002, with respect to the registration of the Shares under the Securities Act of 1933 (the "Securities Act") (such Registration Statement, as amended by such Amendment, including the final U.S. Prospectus dated December o , 2002, forming a part thereof (the "U.S. Prospectus"), being hereinafter referred to as the "Registration Statement"); and (b) the U.S. Prospectus. The documents incorporated by reference in the Registration Statement and the U.S. Prospectus were prepared and filed by the Company without our participation.

         Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statement and the U.S. Prospectus, the limitations inherent in the role of outside counsel are such that we cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and U.S. Prospectus, except insofar as such statements relate to us and except to the extent set forth in paragraph 2 of our opinion to you dated the date hereof. Subject to the foregoing, we confirm to you, on the basis of the information gained in the course of the performance of the services rendered above, that the Registration Statement, at the time the Registration Statement became effective, and the U.S. Prospectus, as of the date hereof (in each case except for the financial statements and related schedules and other information of an accounting or financial nature included therein or omitted therefrom, as to which we do not express any view), appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Furthermore, subject to the foregoing, we hereby advise you that our work in connection with this matter did not disclose any information that gave us reason to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the U.S. Prospectus, at the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (in each case except for the financial statements and related schedules and other information of an accounting or financial nature included therein or omitted therefrom and matters related to the laws of Canada or any province thereof, as to which we do not express any view).

         At the request of the Company, we are furnishing this letter to you, as Representatives, solely for the benefit of the several Underwriters. This letter may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purposes.

                                  Very truly yours,





RBC Dominion Securities Inc.
CIBC World Markets Inc.
BMO Nesbitt Burns Inc.
National Bank Financial Inc.
TD Securities Inc.
UBS Bunting Warburg Inc.
      In care of RBC Dominion Securities Inc.
            3100 - 666 Burrard Street
                  Vancouver, British Columbia
                        Canada V6C 3C7
                           CANADA